EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Shared Technologies Cellular, Inc. on Form S-3 of our report, which contains an explanatory paragraph relating to Shared Technologies Cellular, Inc.'s ability to continue as a going concern, dated March 11, 1997 on our audits of the consolidated financial statements and financial statement schedules of Shared
Technologies Cellular, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts".


                                            /s/ ROTHSTEIN, KASS & COMPANY, P.C.
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                                            ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
October 27, 1997